Grand Toys International, Inc.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2003

GRAND TOYS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22372	98-0163743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Transacanada Highway, Dorval, Quebec, Canada, H9P 1H7

(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (514) 685-2180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Grand Toys International, Inc.

Item 7.

Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1:

Press Release of GRAND TOYS INTERNATIONAL, INC. dated  August 11, 2004.

Item 12. Results of Operations and Financial Condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND TOYS INTERNATIONAL, INC.

By:  /s/ Tania M. Clarke

   Tania M. Clarke

   Executive Vice President and

   Chief Financial Officer

Date:  August 11, 2004

Grand Toys International, Inc.

FOR IMMEDIATE RELEASE

GRAND TOYS ANNOUNCES ANOTHER PROFITABLE SECOND QUARTER

MONTREAL, CANADA -- August 11, 2004 -- Grand Toys International, Inc. (NASDAQ: GRIN) today announced results for its second quarter and six months ended June 30, 2004.

Net sales for the second quarter of 2004 were $2.8 million compared to $2.6 million for the second quarter of 2003, representing an increase of 7%. Gross profit percentage was 48.72% for the second quarter of 2004 as compared to 46.33% in 2003. EBITDA was $507,468 representing an improvement of 468% over an EBITDA of $ 89,320 for the 2003 second quarter. The Company posted net earnings of $482,284, or $0.09 per basic share, for the second quarter of 2004.  This compares to net earnings of $188,491, or $0.07 per basic share, for the second quarter of 2003. During the second quarter of 2003, the Company recorded a gain on discontinued operations of $129,725.  Without this gain, the Company would have had net earnings of $58,766 or $0.02 per basic share.

Net sales for the six months ended June 30, 2004 were $5.6 million, compared to $5.5 million for the same period of 2003, an increase of 1%.  Gross profit percentage was 44.57% for the period ended June 30, 2004 as compared to 43.99% in 2003. EBITDA was $762,439 representing an improvement of 65% over an EBITDA of $461,986 for the same period of 2003. The Company posted net earnings of $718,512, or $0.13 per basic share, for the six months ended June 30, 2004.  This compares to net earnings of $641,572, or $0.23 per basic share, for the six months ended June 30, 2003. The Company recorded a gain on discontinued operations of $ 232,727 for the period ended June 30, 2003.  Without this gain, the Company would have net earnings of $408,845 or $0.15 per basic share.

Net sales increased in the second quarter of 2004 as compared to the same quarter in 2003 due to an increase in commissions received by the Company. For the six month period ended June 30, 2004, sales increased slightly as a result of the decreased sales due to the levelling off of certain product lines These decreases were offset by increases in sales of Spiderman product lines and the Art  X-press product line and the receipt of commissions.

Operating expenses decreased in the quarter and the six-month period as a result of the continuing benefit of the Company’s restructuring plan which was implemented in fiscal 2002. For the second quarter of 2004, operating expenses decreased by $271,807, or 24%; and for the six month period ended June 30, 2004, operating expenses were reduced by $232,833, or 12%.

Elliot Bier, Chairman of Grand Toys, noted, “Grand is showing another positive quarter as a result of the Company’s continued focus on merchandising and expenditure control. The Company is in a good position to take on the future.”

Founded in 1960, Grand Toys International, Inc. has become a premier distributor and licensee of a wide variety of toys and ancillary items in Canada; as well as a vendor of proprietary and licensed products in the United States. Grand's strategy is to grow by expanding its proprietary products, adding licenses and by acquisition of companies. Grand's goal is to establish Grand Toys as a marketer of toy and related products throughout the world.

This news release contains certain forward-looking statements and potential benefits from the Company’s acquisition strategy, which are within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on Grand’s management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to Grand as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect Grand’s results of operations is detailed in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004, as amended on April 1, 2004 and June 2, 2004.

Note:  Further information on Grand Toys International, Inc. is available through the Company’s website on the World Wide Web at http://www.grand.com.

Balance Sheet Data:	June 30, 2004	December 31, 2003
	Unaudited	Audited
Total assets	$ 8,260,717	$ 7,343,459
Working capital	4,660,578	3,495,070
Total stockholders’ equity	4,867,785	4,236,148

Financial Tables Follow

Grand Toys International, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in US$)

Three Months Ended June 30,

Six Months Ended June 30,

	2004	2003	2004	2003
	Unaudited	Unaudited	Unaudited	Unaudited

Net sales	$ 2,775,237	$ 2,602,474	$ 5,588,935	$ 5,509,806
Cost of goods sold	1,423,243	1,396,821	3,097,848	3,086,339
Gross profit	1,351,994	1,205,653	2,491,087	2,423,467
Gross profit %	48.72%	46.33%	44.57%	43.99%

Operating expenses	844,526	1,116,333	1,728,648	1,961,481
EBITDA	507,468	89,320	762,439	461,986
EBITDA %	18.29%	3.43%	13.64%	8.00%

Interest expense net	11,748	13,040	17,064	18,883
Depreciation and amortization	13,436	17,514	26,863	33,933
Earnings before taxes	482,284	58,766	718,512	409,170
Income tax expense	-	-	-	325
Earnings from continuing operations	482,284	58,766	718,512	408,845
Earnings from continuing operations %	17.38%	0.00%	12.85%	7.42%

Discontinued operation, net	-	129,725	-	232,727

Net earnings	$ 482,284	$ 188,491	$ 718,512	$ 641,572
Net Earnings %	17.38%	7.24%	12.85%	11.64%

Earnings per share:
Basic	$ 0.09	$ 0.07	$ 0.13	$ 0.23
Diluted	0.08	0.03	0.12	0.11

Weighted average common shares outstanding:
Basic	5,355,244	2,752,254	5,355,244	2,752,254
Diluted	5,909,480	5,690,853	5,945,619	5,690,853

In this Press Release, Grand discusses financial measures in accordance with GAAP and also on a non-GAAP basis. Grand’s definition of EBITDA is earnings before interest, income taxes, depreciation and amortization. EBITDA does not include gains or losses from the sale of subsidiaries. All references in this press release to EBITDA are to a non-GAAP financial measure. EBITDA, a measure widely used among toy related businesses, is used because management believes that it is an effective way of monitoring the operating performance of our company relative to the industry. Additionally, Grand believes that the use of non-GAAP financial measures enables it and investors to evaluate, and compare from period to period, the results from ongoing operations in a more meaningful and consistent manner.

Reconciliations of GAAP to Non-GAAP financial measures are provided below.

Reconciliation of Earnings before interest, taxes, amortization and depreciation (EBITDA):

	Unaudited Quarter ended June 30,
	2004	2003

Net earnings	$ 482,284	$ 188,491
Interest expense, net	11,748	13,040
Depreciation and amortization	13,436	17,514
Discontinued operations, net	-	(129,725)
EBITDA	$ 507,468	$ 89,320

	Unaudited Six Months ended June 30,
	2004	2003

Net earnings	$ 718,512	$ 641,572
Interest expense, net	17,064	18,883
Depreciation and amortization	26,863	33,933
Income tax expense	-	325
Discontinued operations, net	-	(232,727)
EBITDA	$ 762,439	$ 461,986